Exhibit 99.1
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated December 1, 2004


NEWS RELEASE

Visit our web site at: www.lanvision.com

                                                    COMPANY CONTACT:
                                                    PAUL W. BRIDGE, JR.
                                                    Chief Financial Officer
                                                    (513) 794-7100

FOR IMMEDIATE RELEASE
---------------------

           LANVISION SYSTEMS REPORTS FISCAL THIRD QUARTER 2004 RESULTS


Cincinnati, Ohio, December 1, 2004 --- LanVision Systems, Inc. (Nasdaq: LANV) today announced the financial results for the third fiscal quarter and first nine months ended October 31, 2004.

Revenues for the fiscal third quarter were $2.5 million, compared with $3.7 million reported in the third quarter of last year. The operating loss for the quarter was $119 thousand compared with an operating profit of $985 thousand in the comparable prior quarter. The net loss for the third quarter was $156 thousand, or $0.02 per basic and diluted common share, compared with a net income of $482 thousand, or $0.05 net per basic and diluted common share in the third quarter of last year.

Revenues for the first nine month were $7.7 million, when compared with $9.3 million reported in the comparable period of last year. The operating loss was $244 thousand compared with an operating profit of $1.4 million in the comparable prior period. The net loss for the period was $1 million, or $0.11 per basic and diluted common share, when compared with a net income of $19 thousand, or $0.00 net per basic and diluted common share in the comparable prior period.

Brian Patsy, LanVision's President and Chief Executive Officer commented, "The results for the third quarter were disappointing in that a large software licensing agreement still in negotiations was not completed during the quarter. We believe that negotiations on this agreement can be finalized and signed during the fourth quarter. By way of comparison, the third quarter of last year LanVision had $1.1 million in software licensing revenues from a single agreement which a remarketing partner signed with a new customer. The absence of a similar software licensing agreement in the current quarter results had a significant impact on current operations when compared with last year. With the expected signing of the agreement, which we anticipated in the third quarter, and currently forecasted additional fourth quarter revenues, LanVision should have significantly improved operating results for the fourth quarter."

Paul W. Bridge, Jr., LanVision's Chief Financial Officer, said, "During the quarter our highly profitable ASPeN(SM) application hosting revenues continued to increase. For the third quarter the increase was 32% and year to date 40% when compared with the comparable prior periods. Our current profit margin on our application hosting services is 65%, resulting primarily from a relatively fixed cost structure with increasing revenues. Recent successes in obtaining new ASPeN customers and increasing revenues from our existing customers and partners are an indication of the strength of our product offerings and the enhanced value proposition of our ASPeN application hosting services. During the third quarter, our interest expense decreased $440 thousand ($540 thousand for the first nine months) as a result of the repayment of our prior high interest rate debt. Also, during the quarter we repaid $700 thousand, or 20%, of the new debt which carries a current interest rate of 7%. We plan on continuing to reduce this debt as quickly as practicable as our cash flow permits."

Patsy concluded, "We believe LanVision can improve current operations by expanding our direct sales organization and increasing our efforts to attract new remarketing partners. Accordingly, we are currently expanding our direct sales and marketing staff and developing new sales and marketing strategies to promote our expanded suite of state-of-the-art workflow technologies to the market place. We believe the time has come for LanVision to invest in the sales and marketing resources necessary to take advantage of what we see as significantly growing new opportunities in the healthcare industry as it expands its investments in workflow technologies necessary to improve operations and reduce escalating costs. As a result of our planned investment in additional sales and marketing personnel, we will be moving into a larger facility in the next quarter."

CONFERENCE CALL INFORMATION

The third quarter conference call is scheduled at 10:00 a.m. Eastern Time, 9:00 a.m. Central on Thursday December 2, 2004. The call will feature remarks from J. Brian Patsy, President and Chief Executive Officer, and Paul W. Bridge, Jr., Chief Financial Officer.

The Conference Call will be broadcast live via the Internet. To listen, please go to www.lanvision.com approximately twenty minutes before the conference call is scheduled to begin. You will need download and install any necessary audio software. The webcast will be available at our website for the next 90 days.

ABOUT LANVISION SYSTEMS

LanVision is a healthcare information technology company focused on streamlining healthcare by providing solutions that improve document-centric information flows while complementing and enhancing existing transaction-centric healthcare information systems. The Company's workflow and document management solutions bridge the gap between current, inefficient paper-based processes and transaction-based healthcare information systems by 1) electronically capturing document-centric information from disparate sources, 2) electronically directing that information through vital business processes, and 3) providing access to the information for authenticated users (such as physicians, nurses, administrative and financial personnel and payers) across the continuum of care.

The company's workflow-based products and services offer unique solutions to specific healthcare business processes within the Medical Record life cycle and the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, financial screening, secondary billing services, explanation of benefits processing and release of information processing.

LanVision's products and services also create an integrated document-centric repository of historical health information that is complementary and can be seamlessly "bolted on" to existing transaction-centric clinical, financial and management information systems, allowing healthcare providers to aggressively move toward fully Electronic Medical Record (EMR) processes while improving service levels and convenience for all stakeholders. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention and archiving.

LanVision's systems can be provided on a subscription basis via remote hosting services or installed locally. LanVision provides ASPeN, ASP-based remote hosting services to The University Hospital, a member of The Health Alliance of Greater Cincinnati, M. D. Anderson Cancer Center and Children's Medical Center of Columbus, Ohio among others. In addition, LanVision has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein Healthcare Network, Parkview Health System, ProMedica Health System, Inc., the University of Pittsburgh Medical Center, Medical University Hospital Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center. For additional information on LanVision, please visit our website at http://www.lanvision.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
(C)2004 LanVision Systems, Inc., Cincinnati, OH 45242.

                             LANVISION SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Three Months Ended                       Nine Months Ended
                                                                October 31,                              October 31,
                                                     -----------------------------------      -----------------------------------
                                                          2004                2003                2004                 2003
                                                          ----                ----                ----                 ----

Revenues:
   Systems sales                                    $    65,387         $ 1,301,596         $   517,737         $ 2,814,055
   Services, maintenance and support                  1,820,463           1,871,538           5,297,633           5,071,091
   Application-hosting services                         652,412             493,520           1,922,742           1,368,080
                                                    -----------         -----------         -----------         -----------
      Total revenues                                  2,538,262           3,666,654           7,738,112           9,253,226

Operating expenses:
   Cost of systems sales                                217,025             267,703             817,175           1,173,473
   Cost of services, maintenance and support            675,548             749,208           2,067,029           2,079,625
   Cost of application-hosting services                 230,078             240,563             667,873             670,059
   Selling, general and administrative                1,040,490             914,128           2,878,763           2,392,369
   Product research and development                     493,730             509,923           1,551,520           1,554,029
                                                    -----------         -----------         -----------         -----------
      Total operating expenses                        2,656,871           2,681,525           7,982,360           7,869,555
                                                    -----------         -----------         -----------         -----------
Operating income (loss)                                (118,609)            985,129            (244,248)          1,383,671
Other income expense:
    Interest income                                      16,933              10,851              56,127              47,201
    Interest expense                                    (54,725)           (494,325)           (851,671)         (1,391,413)
                                                    -----------         -----------         -----------         -----------
Income (loss) before taxes                             (156,401)            501,655          (1,039,792)             39,459
    Tax provision                                          --               (20,000)               --               (20,000)
                                                    -----------         -----------         -----------         -----------
Net income (loss)                                   $  (156,401)        $   481,655         $(1,039,792)        $    19,459
                                                    ===========         ===========         ===========         ===========

Basic net income (loss) per common share            $     (0.02)        $      0.05         $     (0.11)        $      0.00
                                                    ===========         ===========         ===========         ===========
Diluted net income (loss) per common share          $     (0.02)        $      0.05         $     (0.11)        $      0.00
                                                    ===========         ===========         ===========         ===========
Number of shares used in per common
  Share computation - basic                           9,082,494           9,011,131           9,062,221           8,989,303
                                                    ===========         ===========         ===========         ===========
Number of shares used in per common
  Share computation - diluted                         9,082,494           9,219,150           9,062,221           9,195,854
                                                    ===========         ===========         ===========         ===========

                             LANVISION SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             October 31,         October 31,         January 31,
                   Assets                                                        2004                2003                2004
                                                                            ------------        ------------        ------------
Current assets:
   Cash and cash equivalents (restricted by long-term debt agreement)       $  3,152,022        $  4,750,839        $  6,227,236
   Accounts receivable                                                         1,895,538           3,233,755           2,786,723
   Contract receivables                                                        1,523,077           2,106,118           2,972,356
   Allowance for doubtful accounts                                              (400,000)           (400,000)           (400,000)
   Other                                                                         430,252             434,706             357,921
                                                                            ------------        ------------        ------------
      Total current assets                                                     6,600,889          10,125,418          11,944,236

Property and equipment:
   Computer equipment                                                          2,717,522           2,484,920           2,588,749
   Computer software                                                             971,907             789,351             812,591
   Office furniture, fixtures and equipment                                    1,167,497           1,161,551           1,166,377
   Leasehold improvements                                                        157,492             157,492             157,492
                                                                            ------------        ------------        ------------
                                                                               5,014,418           4,593,314           4,725,209
   Accumulated depreciation and amortization                                  (4,057,006)         (3,542,926)         (3,672,442)
                                                                            ------------        ------------        ------------
                                                                                 957,412           1,050,388           1,052,767
Capitalized software development costs, net of accumulated
   Amortization of $3,074,978, $2,475,228 and $2,600,228 respectively          1,964,951           1,614,701           1,689,701
Installment receivable                                                              --               433,339                --
Other, primarily deferred tax asset                                              587,961              38,050             603,750
                                                                            ------------        ------------        ------------
                                                                            $ 10,111,213        $ 13,261,896        $ 15,290,454
                                                                            ============        ============        ============

      Liabilities, convertible redeemable preferred stock and stockholders' equity

Current liabilities:
   Accounts payable                                                         $    279,546        $    338,131        $    637,222
   Accrued compensation                                                          255,010             285,551             265,095
   Accrued other expenses                                                        665,365             506,081             928,097
   Deferred revenues                                                           1,774,053           1,899,460           2,357,531
   Current portion of capitalized leases                                         208,070             216,571             220,199
   Current portion of long-term debt                                             466,667           1,500,000           1,000,000
   Accrued interest on long-term debt                                                  -           4,237,982           4,635,169
                                                                            ------------        ------------        ------------
      Total current liabilities                                                3,648,711           8,983,776          10,043,313

Non-current portion of capitalized leases                                         16,481             224,551             168,121
Non-current portion of long-term debt                                          2,333,333                   -                   -


Stockholders' equity:
   Convertible redeemable preferred stock, $0.01 par value per share,
      5,000,000 shares authorized                                                      -                   -                   -
   Common stock, $0.01 par value per share, 25,000,000 shares Authorized,
      9,083,201 shares 9,012,732 shares and 9,030,032 shares issued,
      respectively                                                                90,832              90,127              90,300
   Capital in excess of par value                                             35,000,974          34,902,476          34,928,047
   Accumulated (deficit)                                                     (30,979,118)        (30,939,034)       (29,939,327)
                                                                            ------------        ------------        ------------
      Total stockholders' equity                                               4,112,688           4,053,569           5,079,020
                                                                            ------------        ------------        ------------
                                                                            $ 10,111,213        $ 13,261,896        $ 15,290,454
                                                                            ============        ============        ============